                                EXHIBIT 10(f)
                                -------------

                                               Agreement No.     RPD-5680
                                                            ------------------

                       REFERENCE DESIGN LICENSE AGREEMENT

THIS REFERENCE DESIGN LICENSE AGREEMENT (the "Agreement") is made effective
this 11th day of       May        ,      1999 (the "Effective Date") by and
     ----       ------------------
between Sun Microsystems, Inc., a Delaware corporation with principal offices located at 901 San Antonio Road, Palo Alto, California 94303 ("Sun"), and Pinnacle Data Systems, Inc., an Ohio corporation with principal offices located at 6600 Port Road, Columbus, Ohio 43125 ("Licensee").

A. WHEREAS, the Microelectronics division of Sun ("SME") possesses certain Licensed Technology (as defined below) relating to. the design, development and manufacture of the Reference Design (as defined below); and

B. WHEREAS, Licensee desires to develop, manufacture and sell to a specific customer Licensee Products (as defined below) based upon and using Licensed Technology; and

C. WHEREAS, Sun desires to grant limited license rights to Licensee for such purposes, all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, the parties hereto agree as follows:

1.      DEFINITIONS.

        1.1 "Affiliate" means a business entity or entities controlled by, under common control with or controlling a party to this Agreement.

        1.2 "CCT" means SME's AXmp product excluding the I/O board portion.

        1.3 "Confidential Information" means (i) all technical information which Sun discloses to Licensee under this Agreement, (ii) that technical information of Licensee or business information of either party which a party discloses to the other pursuant to this Agreement which is designated as "confidential" or "proprietary" (or with words of similar meaning) in writing by the disclosing party, or if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar meaning) at the time of disclosure,
                  (iii) any source code provided under this Agreement, and
                  (iv) the terms and conditions of this Agreement.

        1.4       "Deliverables" means the items listed in Exhibit A.
                                                          ---------

        1.5 Derivative Technology" means technology and information developed for use with or derived from the Licensed Technology by Licensee, excluding the Licensed Technology.

        1.6 "Designated Customer(s)" means the customer(s) identified in Exhibit B. Designated Customer(s) may be added or deleted only
                  ---------
                  with the prior written consent of Sun.

        1.7 "Designated Equipment" means an equipment configuration comprising a single central processing unit, whether or not consisting of multiple microprocessors ("CPU"), as identified in Exhibit A.
                                ---------
        1.8 "Designated Manufacturer" means the manufacturer identified in Exhibit B.
                     ---------

        1.9 "Designated Site" means the location controlled by Licensee and identified in Exhibit B where Licensee will use the
                                    ---------
                  Licensed Technology.

        1.10 "Error Corrections" means changes or additions to the Licensed Technology made solely to: (i) establish material conformity to the published specifications for the Licensed Technology; or (ii) eliminate or avoid the occurrence or effect of an error in the License Technology.

        1.11 "Intellectual Property Rights" means all intellectual property rights worldwide (but specifically excluding trademarks, service marks, trade dress, trade names, and design patent rights) under statutory or common law or by contract and whether or not perfected, including all (i) patent rights; (ii) rights associated with works of authorship including copyrights and mask work rights;
                  (iii) rights relating to the protection of trade secrets and confidential information; (iv) any right analogous to those set forth herein and any other proprietary rights relating to intangible property, now existing, or hereafter filed, issued or acquired.

        1.12 "Licensee Product" means the product designed by or for Licensee for the Designated Customer(s) which incorporates the Licensed Technology and Derivative Technology and which meets the specifications of the "DSC Fastbox Design".

        1.13 "Licensed Technology" means the technology and information contained within or provided in connection with the Deliverables for the Reference Design.

        1.14 "OBP/POST" means Sun's Open Boot PROM and Power On Self Test software identified in Exhibit A.
                                         ---------

        1.15 "Product Documentation" means those materials to be identified in writing by Licensee constituting the subset of the Licensed Technology which Licensee plans to distribute for use with Licensee Product. Licensee must receive Sun's written approval prior to any distribution of the Product Documentation.

        1.16 "Reference Design" means SME's AXmp I/O board and complex A board.

        1.17 "Upgrades" means any enhancements, improvements and/or modifications to OBP/POST, other than Error Corrections, made by or for Sun which, together with OBP/POST, Sun classifies as a new version of OBP/POST.

2.         OWNERSHIP.

        2.1 Licensed Technology. Licensee acknowledges and agrees that, as between the parties, Sun is and will remain the sole and exclusive owner of all right, title and interest in the Licensed Technology and all associated Intellectual Property Rights and that Licensee acquires no rights therein other than the license rights specifically granted in this Agreement.

        2.2 Derivative Technology. Subject to Sun's Intellectual Property Rights in the Licensed Technology, Sun acknowledges and agrees that Licensee is and will remain the sole and exclusive owner of all right, title and interest in the Derivative Technology and all associated Intellectual Property Rights and that Sun acquires no rights therein pursuant to this Agreement.

        2.3 Jointly-Developed Technology. Although the parties do not anticipate joint development of technology hereunder, in the event of joint development, all right, title,

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                  and interest in all ideas, inventions or technology which are made, created, developed, written, or conceived jointly by personnel of both parties in the course of, arising out of, or as a result of work done under this Agreement, and all associated Intellectual Property Rights, will be owned jointly by Sun and Licensee with each party having the undivided right to exploit and grant licenses to such ideas, inventions and technology and associated Intellectual
                  Property Rights without accounting to the other party for remuneration received. The parties will negotiate in good faith, on a case-by-case basis, rights to file and prosecute patent applications.

        2.4 Further Assurances. Each party will cooperate with the other and take reasonable actions and execute necessary agreements, instruments, and documents to perfect the other's ownership interest in accordance with the allocations set forth in this Section 2, including, without limitation, the execution of necessary and appropriate instruments of assignment.

3.           GRANT OF LICENSES.

        3.1 Licensed Technology. Subject to Licensee's payment obligations as set forth in Section 7, Sun hereby grants to Licensee a nonexclusive, nontransferable and worldwide license under Sun's Intellectual Property Rights in the Licensed Technology to (i) use, copy and modify the Licensed Technology at the Designated Site for the purposes of designing and developing the Licensee Product; provided, however that Licensee may not modify the signal routings of the Complex A portion of the Reference Design except for the power connector and the signals to the CPU module; (ii) copy and incorporate Licensed Technology (other than OBP/POST, except as permitted in Section 3.2 below) into the Licensee Product, (iii) make, have made and distribute the Licensee Product designed with and/or incorporating (as herein permitted) Licensed Technology, but such distribution may only be to the Designated Customer(s), and (iv) use the Licensed Technology to maintain and support Licensee Products. No license is granted for any other purpose and any other uses by Licensee, including but not limited to Licensee designing, developing or distributing a product incorporating all or a portion of the Licensed Technology or Derivative Technology that is not designed to meet the "DSC Fastbox Design" specifications or distributing the Licensee Product to a person or entity other than the Designated Customer(s), shall constitute a material breach of this Agreement.

        3.2 OBP/POST. Sun grants to Licensee a nonexclusive and nontransferable license under Sun's Intellectual Property Rights in OBP/POST to (i) use, modify and create derivative works of the OBP/POST source code (ii) compile the OBP/POST and/or derivative source code into object code, (iii) copy, sublicense and distribute OBP/POST and Licensee's derivatives thereof worldwide only in object code PROM format and only for use in the Licensee Product. Licensee shall use and modify source code of OBP/POST only on the Designated Equipment at the Designated Site. Licensee shall have no right to distribute OBP/POST except as provided in this Section 3.2. Sun shall own all Error Corrections for OBP/POST made by or for Licensee and Licensee shall promptly upon completion deliver such error corrections to Sun.

        3.3 Distribution Rights - Product Documentation. Sun grants to Licensee a nonexclusive, nontransferable and worldwide license under Sun's Intellectual Property Rights in the Product Documentation, to (i) modify and incorporate the Product Documentation into materials that Licensee will distribute with the Licensee Product ("Licensee Materials"); and (ii) copy and distribute the Licensee Materials with the Licensee
                  Product only in a manner consistent with Licensee's obligations to protect Sun's Intellectual Property Rights hereunder.

        3.4 Independently Developed Technology License. Licensee grants to Sun a non-exclusive, worldwide, fully-paid and non-transferable license under License's Intellectual Property Rights in the Derivative Technology to (i) use, modify and create derivatives of information and technology independently developed by or for Sun and derivatives thereof ("Independently Developed Technology"), (ii) make, have made, use and sell products using or incorporating Independently Developed Technology, and (iii) sublicense the rights set forth in subsections (i) and (ii) above.

4.          LIMITATIONS AND OBLIGATIONS.

        4.1 Limitations on License Grants/No Other Licenses. Except as expressly provided in Section 3, Sun grants no other license, and other uses by Licensee of the Licensed Technology, or any part thereof, shall constitute a material breach of this Agreement.

        4.2 Proprietary Notices. Licensee shall reproduce and not obliterate Sun's proprietary notices on any part of the Licensed Technology without the written permission of Sun. Notwithstanding the foregoing, Licensee shall remove all Sun Microsystems, Inc. and Sun logos and revision and serial numbers from the Layout Database included as part of the Licensed Technology prior to using the Database in the manufacture of the Licensee Product. Licensee must comply with all reasonable requests by Sun to include Sun's proprietary rights notices on any part of the Licensed Technology, Licensee Product or related materials. No license, right, title, or interest in any Sun Microsystems, Inc. trademark, trade name, trade dress, design patent or service mark is granted hereunder including, without limitation, "UltraSPARC". Licensee may use only the following, in its entirety, in connection with the marketing of products (where "XYZ" is the name of the Licensee Product): "XYZ is derived from designs licensed from Sun Microsystems, Inc."

        4.3 Use of Third Parties. Licensee may retain third parties to furnish services to it in connection with its use of Licensed Technology, development of Derivative Technology and design and manufacture of the Licensee Product, only if reasonably required in connection with permitted activities. Third parties who perform work for Licensee must execute appropriate documents with Licensee effecting assignments of all rights with respect to such work to Licensee and undertaking sufficient obligations of confidentiality respecting the Licensed Technology. Sun may, upon its request, review the form of such agreements proposed for use by Licensee prior to use.

        4.4 Manufacturing Limitations. Licensee may only utilize a Designated Manufacturer to manufacture the Licensee Product. Licensee may grant a sublicense to such

                  Designated Manufacturer (on terms and conditions consistent with Licensee's obligations hereunder including without limitation, the provisions of Section 9) to use only that Licensed Technology as is necessary to enable the manufacturing facility to manufacture the Licensee Product. The Designated Manufacturer must agree to return the materials to Licensee upon termination of this Agreement or termination of production of the Licensee Product. Licensee may not provide source code for any Licensed Technology or Derivative Technology to any such Designated Manufacturer facilities without Sun's prior written consent.

5.          DELIVERY OF TECHNOLOGY AND RISK OF LOSS.

                  Sun shall use reasonable efforts to deliver to Licensee one
                  (1) copy of each item of the Deliverables by the dates set forth in Exhibit A. Sun shall deliver the Licensed Technology
                           ---------
                  to a common carrier Ex Works, Sun's facilities. Licensee assumes all risk of loss or damage upon delivery of such by Sun to the common carrier.

6.          TRAINING, TRANSFER SUPPORT AND ERROR CORRECTIONS.

        6.1 Transfer Support and Training. Sun shall provide to Licensee the transfer support and training set forth in Exhibit C. The
                                                                 ---------
                  transfer support specified in Exhibit C is provided only to
                                                ---------
                  Licensee and only to facilitate transfer of the Licensed Technology and to clarify Licensee's understanding of the Licensed Technology in order to assist Licensee in the design and manufacture of Licensee Products.

        6.2 Error Corrections. Subject to the limitations set forth below, for a period of twelve (12) months following the Effective Date, Sun shall provide Error Corrections to Licensee promptly after first release by Sun. Sun has no obligation to create any Error Corrections on behalf of Licensee or otherwise (Sun's only obligation being to supply Error Corrections which Sun or its Affiliates independently creates for and implements on the Reference Design). Additional or extended technical support may be obtained from Sun under a separate support agreement.

7.          PAYMENTS AND TAXES.

                  Licensee shall pay the training and support fees set forth in Exhibit B. Training and support fees will be payable in U.S.
                  ---------
                  dollars and without the necessity of receiving an invoice from Sun. All payments required under this Agreement are exclusive of taxes, and Licensee is responsible for the payment of all taxes, including, but not limited to, all sales, use, rental, receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement (excluding only taxes based on Sun's net income). In the event that, under the laws of the applicable jurisdiction, Licensee is required to withhold any taxes based on the fees payable pursuant to Exhibit B,
                                                              ---------
                  Licensee may deduct the taxes from such fees and will furnish Sun with written certification of such tax payment.

8.          TERM AND TERMINATION.

        8.1 Term. This Agreement shall commence as of the Effective Date and expire seven (7) years thereafter; provided, that this Agreement shall automatically renew for successive one (1) year periods unless either party notifies the other of its desire that this Agreement expire whereupon this Agreement shall so expire thirty (30) days following such notification. Upon expiration of this Agreement, Licensee shall immediately discontinue use of the Licensed Technology and shall promptly return all copies of the Licensed Technology in Licensee's possession to Sun. Notwithstanding the foregoing, Licensee may retain only such copies of Licensed Technology as are necessary to support its existing customers for the Licensee Product, provided that
                  (i) Licensee agrees to treat such Licensed Technology in accordance with the terms of this Agreement including, without limitation, the terms of Section 9, and (ii) Licensee agrees to promptly return such Licensed Technology when it is no longer necessary to support Licensee's existing customers for the Licensee Product. In addition, Licensee shall permanently destroy or disable all electronically reproducible copies of the Licensed Technology (including that contained within the Derivative Technology) and all other electronic documents containing all or any portion of the Licensed Technology.

        8.2       Termination. This Agreement may be terminated as follows:

                  8.2.1 By either party upon sixty (60) days' written notice specifying breach if the other party fails to comply with any of the material terms or conditions of this Agreement unless within the period of notice, all specified breaches have been remedied.

                  8.2.2 By Sun upon ten (10) days' written notice, if Licensee violates the provisions of Sections 4 or 9.

        8.3 Effect of Termination - Licensee's Breach. In the event of termination of this Agreement due to a breach by Licensee, the rights and licenses granted by Sun to Licensee will immediately terminate and Licensee will have no further right to use the Licensed Technology or to manufacture, market, sell or sublicense the Licensee Product or Derivative Technology. Within ten (10) days after termination Licensee must return all copies of the Licensed Technology in Licensee's possession or control. In addition, Licensee must permanently destroy or disable all electronically reproducible copies of the Licensed Technology (including that contained within the Derivative Technology) and all other electronic documents containing all or any portion of the Licensed Technology. Promptly after destruction of all hard-copy and electronically reproducible copies of the Licensed Technology, a duly authorized officer of Licensee must certify to Sun that Licensee has destroyed or returned all copies of the Licensed Technology.

        8.4 Effect of Termination - Sun's Breach. The grant of rights from Sun to Licensee to the Licensed Technology made in this Agreement will survive the termination of this Agreement as a result of a breach by Sun as, and to the extent, necessary for Licensee to continue manufacture and support of the Licensee Product as then constituted for sale as herein permitted. Such continuing rights are subject to Licensee's continued compliance with the terms of this Agreement.
                  Nothing will require Sun to provide any Error Corrections or support or maintenance to Licensee after termination.

        8.5 Limitation of Liability. Neither party shall have the right to recover damages or indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS SUCH TERMINATION IS IN BREACH OF THIS AGREEMENT.

        8.6 Survival. Rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration hereof.

9.       CONFIDENTIAL INFORMATION.

        9.1 Obligation. Except as provided in this Agreement, a receiving party may not use, make, have made, distribute or disclose any copies of Confidential Information it receives from the disclosing party pursuant to this Agreement, in whole or in part, without the prior written authorization of disclosing party. Each party shall hold in confidence any Confidential Information received from the other pursuant to this Agreement and shall protect the confidentiality thereof with no less than reasonable care, for the term of this Agreement (but in no event less than five (5) years from the date of receipt of the Confidential Information, except for source code which shall be protected as in perpetuity).

        9.2 Exceptions. Notwithstanding any provisions contained herein concerning nondisclosure and non-use of the Confidential Information, the obligations of Section 9.1 shall not apply to any portion of the Confidential Information which a receiving party can demonstrate:

                  (i) is now, or hereafter through no act or failure to act on the part of receiving party becomes, generally known in the electronics industry;

                  (ii) is known to receiving party at the time of receiving such Confidential Information without an obligation of confidentiality;

                  (iii) is hereafter rightfully furnished to receiving party by a third party without restriction on disclosure; or

                  (iv) is independently developed by receiving party without any use of the Confidential Information.

        9.3 Employee Access. Confidential Information may only be disclosed to employees having a need to know such Confidential Information for purposes consistent with this Agreement. Each party shall inform its employees having access to the Confidential Information of the limitations, duties and obligations regarding nondisclosure and copying of any or all of the Confidential Information.

        9.4 Notice of Violation. Each party agrees to provide notice to the other immediately after learning of or having reason to suspect a breach of any of the provisions of this Section 9.

10.      DISCLAIMER OF WARRANTIES; AIRCRAFT PRODUCTS AND NUCLEAR APPLICATIONS.

        10.1 Licensed Technology. Licensee acknowledges that the Licensed Technology may be in the process of change or development. Licensed Technology, Sun Confidential Information and Training and Support is provided "AS IS".

        10.2 Disclaimer. SUN DOES NOT MAKE AND DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS WITH RESPECT TO THE LICENSED TECHNOLOGY AND RELATED MATERIALS AND TRAINING AND SUPPORT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING FROM A COURSE OF DEALING OR PERFORMANCE OR USAGE OF TRADE. No agent of Sun is authorized to incur warranty obligations on behalf of Sun or modify the limitations as set forth herein.

        10.3 Aircraft Product and Nuclear Applications. Licensed Technology is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses. Licensee represents that it will not use Licensed Technology or Derivative Technology and will I not use, distribute or resell the Licensee Product for such purposes and that it will use its best efforts to ensure that its customers and end-users are provided with a copy of the foregoing notice.

        10.4 Product Liability. Licensee shall not, in connection with the marketing of the Licensee Product represent, either directly or indirectly, that Sun has certified or approved of the form, fit, function, performance or compatibility thereof. Licensee shall indemnify, release, defend and hold Sun harmless from all claims, damages, losses, costs and expenses, including reasonable attorneys' fees and expenses, arising in defense of any claim of product liability in any way relating to the Licensee Product, provided that Sun (i) gives Licensee written notice of such claim, (ii) cooperates with Licensee, at Licensee's expense, in the defense of the claim, and (iii) gives Licensee the right to control the defense and settlement of the claim, except that Licensee may not enter into any settlement that affects Sun's rights or interest without Sun's prior written approval. Sun has no authority to settle any claim on behalf of Licensee.

11.      LIMITATION OF LIABILITY.

        11.1 Infringement. SUN IS NOT RESPONSIBLE FOR ANY LIABILITY RELATED TO ANY CLAIM ALLEGING THAT THE USE OF LICENSED TECHNOLOGY, USE, MANUFACTURE OR, SALE OF THE LICENSEE PRODUCT INFRINGES THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

        11.2 General Limitation. Except for breach of Sections 4, 9, 10.3 or 10.4, and to the extent not prohibited by applicable law:

                           A. Each party's aggregate liability to the other for
                  claims relating to this Agreement, whether for breach or in tort, shall be limited to the total of the payments made by Licensee to Sun hereunder for the Licensed Technology.

                           B. Neither party will be liable for any indirect,
                  punitive, special, incidental or consequential damage in connection with or arising out of this Agreement (including loss of business, revenue, profits, use, data or other economic advantage), however it arises, whether for breach or in tort, even if that party has been previously advised of the possibility of such damage.

                           C. Liability for damages shall be limited and
                  excluded, even if any exclusive remedy provided for in this Agreement fails of its essential purpose.

12.      MISCELLANEOUS.

        12.1 Notices. All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt.

        12.2 Relationship. This Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

        12.3 Governing Law. Any action related to this Agreement will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.

        12.4 Attorney's Fees. In addition to any other relief, the prevailing party in any action arising out of this Agreement shall be entitled to attorneys' fees and costs.

        12.5 Force Majeure. A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party's control if the party makes reasonable efforts to perform. This provision does not relieve Licensee of its obligation to make payments then owing.

        12.6 Available Relief. Nothing herein is to be construed as limiting either party from seeking injunctive or other equitable relief at any time. Licensee acknowledges and agrees that (i) the restrictions on its use and disclosure of Sun's Confidential Information and the restrictions and limitations on the licenses granted to Licensee are reasonable and necessary to protect legitimate interests,
                  (ii) in the event of a violation by Licensee of any of the provisions of Sections 3, 4, or 9, remedies at law will be inadequate and such violation will cause irreparable damages to Sun within a short period of time, and (iii) Sun will be entitled to injunctive relief against every violation of these Sections.

        12.7 Assignment. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party, except that Sun may assign its right to payment and may assign this Agreement to any of its Affiliates.

        12.8 Waiver. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

        12.9 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and shall be interpreted, to the extent possible, to achieve the purposes as originally expressed in the invalid, illegal or unenforceable provision.

        12.10 Export Control. The Licensed Technology, Derivative Technology and Sun Confidential Information are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to Licensee.

        12.11 Entire Agreement. This Agreement, including the attached Exhibits, is the parties' entire agreement relating to its subject matter. It supercedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgement, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Sun Microsystems, Inc.                          Pinnacle Data Systems, Inc.

BY:             /s/ Barbara J Gordon            BY:           /s/ John Bair

NAME:           Barbara J Gordon                NAME:         John Bair

TITLE:          VP                              TITLE:        President/CEO

DATE:           5/11/99                         DATE:         4/29/99

The Exhibits to this Agreement are:
----------------------------------
Exhibit A - Deliverables
Exhibit B - Licensee Designated Equipment, Designated Site, Designated Customer(s), Designated Manufacturer and Training and Support Fees Exhibit C - Transfer Support, Training and Maintenance

                                    EXHIBIT A

                                  DELIVERABLES

Deliverables for the Reference Design - To be delivered within thirty (30) days of the Effective Date, unless otherwise indicated.

Reference Design Deliverables:
-----------------------------

Reference Design board schematics database in Concept format, including the components library Reference Design board layout file in Allegro (.brd) format, including the layout routing rules BOM for Reference Design board in txt format, including Sun part number and AVL information Crichton Specification ver. 1.0
CCT Interface pin assignment
AXmp OEM manual
Mechanical drawings: CCT cage, including the 1/0 board and pan assembly mechanical design database in PRO-E format.

OBP/POST Deliverables:
---------------------

OBP/POST source code for the Reference Design

The above referred Delivery Date is a target date only. It is anticipated that Sun will deliver the Deliverables to Licensee by the Delivery Date, however, the actual date may change. Sun will provide Licensee with notice of any change in Delivery Date.

                                    EXHIBIT B

      LICENSEE DESIGNATED EQUIPMENT, DESIGNATED SITE, DESIGNATED CUSTOMER,
              DESIGNATED MANUFACTURER AND TRAINING AND SUPPORT FEES

DESIGNATED EQUIPMENT. [ Sun UltraSPARC 143 Mhz  ]
                      ------------------------

CPU Part #501-2836,           CPU SN #013859
HOSTID:  80a568               IP Address:  8 : 0 : 20 : 80 : a5 :68

DESIGNATED SITE: [ Main Engineering Lab  ]
                 -------------------------
                   6600 Port Road
                   Columbus CH 43125

DESIGNATED CUSTOMER: Alcatel

DESIGNATED MANUFACTURER: Celestica in Toronto, Canada

TRAINING AND SUPPORT FEES:

The fees for the training and support services described in Exhibit C will be $40,000, to be paid by Licensee to Sun as follows:

1.            $10,000       To be paid at the start of the training and support
                            described in Exhibit C, or within thirty (30) days
                                         ---------
                            of the Effective Date, whichever happens first;
2.            $10,000       To be paid within ninety (90) days of the Effective
                            Date;
3.            $10,000       To be paid within one hundred sixty (160) days of
                            the Effective Date or Licensee's bring-up of the
                            Licensee Product, whichever happens first; and
4.            $10,000       To be paid within twelve (12) months of the
                            Effective Date, or upon Licensee's purchase of One
                            Hundred Thousand Dollars ($100,000) worth of components from SME, whichever happens first.

      Address for Payment of Training and Support Fees:

               Sun Microelectronics
               A division of Sun Microsystems, Inc.
               c/o Bank of America
               File #72942
               San Francisco, CA 94160-2942

               Account #12339-21709

                                    EXHIBIT C

                   TRANSFER SUPPORT, TRAINING AND MAINTENANCE

REFERENCE DESIGN TRANSFER SUPPORT: Sun shall provide Licensee with transfer support for the Reference Design which may be provided by phone or electronic mail. Licensee's right to receive transfer support shall commence only upon delivery to the Licensee of the Licensed Technology and shall expire ninety
(90) days thereafter.

OBP/POST TRANSFER SUPPORT: Sun shall provide Licensee with initial transfer support to further Licensee's understanding of OBP/POST which may be provided by phone or electronic mail. Licensee's right to receive the initial transfer support shall commence only upon Licensee's full completion of the initial training set forth above and shall expire one hundred eighty (180) days after completion of such initial training.

OBP/POST TRAINING: Training for OBP/POST shall be provided at Sun's San Jose, California facilities. Licensee may designate up to five (5) of its personnel to attend such training. Licensee shall pay all living and out-of-pocket expenses for its personnel including, without limitation, all commuting and other transportation costs. Upon Licensee's request, and subject to the availability of its personnel, Sun shall provide the initial training at Licensee's facilities; provided, that Licensee shall bear all reasonable travel and living expenses for Sun's training and support personnel and shall include three (3) travel days. In addition, Licensee shall provide suitable training facilities at its sole cost and expense. Licensee's right to receive initial OPB/POST training shall expire six (6) months after the Effective Date.

MAINTENANCE: During the first twelve (12) months this Agreement is in effect, Sun shall provide Licensee Error Corrections and Upgrades to OBP/POST as they are generally made available.

ADDITIONAL SUPPORT: Additional training and consulting services may be obtained from Sun pursuant to the terms and conditions of a separate agreement.

                     REVISED AND AMENDED AS OF JUNE 25, 1999

      LICENSEE DESIGNATED EQUIPMENT, DESIGNATED SITE, DESIGNATED CUSTOMER,
              DESIGNATED MANUFACTURER AND TRAINING AND SUPPORT FEES

DESIGNATED EQUIPMENT. [ Sun UltraSPARC 143 Mhz  ]
                      ---------------------------

CPU Part #501-2836,           CPU SN #013859
HOSTID:  80a568               IP Address:  8 : 0 : 20 : 80 : a5 :68

DESIGNATED SITE: [ Main Engineering Lab  ]
                 -------------------------
                   6600 Port Road
                   Columbus CH 43125

DESIGNATED CUSTOMER: Alcatel, Westwave Communications

DESIGNATED MANUFACTURER: Celestica in Toronto, Canada

TRAINING AND SUPPORT FEES:

The fees for the training and support services described in Exhibit C will be
                                                            ---------
$40,000, to be paid by Licensee to Sun as follows:

1.            $10,000       To be paid at the start of the training and support
                            described in Exhibit C, or within thirty (30) days
                                         ---------
              $10,000       of the Effective Date, whichever happens first;
2.                          To be paid within ninety (90) days of the Effective
                            Date;
3.            $10,000       To be paid within one hundred sixty (160) days of
                            the Effective Date or Licensee's bring-up of the
                            Licensee Product, whichever happens first; and
4.            $10,000       To be paid within twelve (12) months of the
                            Effective Date, or upon Licensee's purchase of One Hundred Thousand Dollars ($100,000) worth of components from SME, whichever happens first.

      Address for Payment of Training and Support Fees:

               Sun Microelectronics
               A division of Sun Microsystems, Inc.
               c/o Bank of America
               File #72942
               San Francisco, CA 94160-2942

               Account #12339-21709